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                                                                    EXHIBIT 4.12

                                                               EXECUTION VERSION

                          THIRD SUPPLEMENTAL INDENTURE

                                      among

                            EAGLEPICHER INCORPORATED

                       f/k/a Eagle-Picher Industries Inc.,
                      as successor to E-P Acquisition, Inc.

                                       and

                           THE GUARANTORS PARTY HERETO

                                       and

                              THE BANK OF NEW YORK,
                                   as Trustee

                                   dated as of

                                  July 22, 2003

                           supplementing that certain

                                    INDENTURE

                          dated as of February 24, 1998
              as amended on February 24, 1998 and December 14, 2001

                                    regarding

                                  $220,000,000

               9 3/8% Senior Subordinated Notes due March 1, 2008

                                       of

                              E-P Acquisition, Inc.

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         THIS THIRD SUPPLEMENTAL INDENTURE (this "Supplemental Indenture"), dated as of July 22, 2003, is among EaglePicher Incorporated, an Ohio corporation (f/k/a Eagle-Picher Industries, Inc.), as successor to E-P Acquisitions, Inc. (the "Company"), the Guarantors party hereto and The Bank of New York, a New York banking corporation, as trustee, (the "Trustee") under the Indenture (as defined below). Capitalized terms used herein and not defined herein will have the meaning ascribed to them in the Indenture.

                               W I T N E S S E T H

                  WHEREAS, the Company and the Guarantors have heretofore executed and delivered to the Trustee an indenture, dated as of February 24, 1998, providing for the issuance of an aggregate amount of $220,000,000 of 9?% Senior Subordinated Notes due 2008 (the "Notes"), as previously supplemented by the First Supplemental Indenture dated as of February 24, 1998 and the Second Supplemental Indenture dated as of December 14, 2001 (together, the "Indenture");

                  WHEREAS, the Company has made an offer to the Holders of the Notes to purchase any and all of such Notes for cash upon the terms and subject to the conditions set forth in the Offer to Purchase and Consent Solicitation Statement dated July 9, 2003 and the Consent and Letter of Transmittal (together, the "Offer to Purchase");

                  WHEREAS, pursuant to the terms of the Offer to Purchase, Holders that tender Notes in accordance with the terms of the Offer to Purchase are deemed to have consented to certain amendments to the Indenture that would permanently eliminate or modify certain restrictive covenants, event of default provisions and other provisions of the Indenture (the "Proposed Amendments"), as set forth herein;

                  WHEREAS, pursuant to Article 9 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture;

                  WHEREAS, the Company having been duly authorized by a Board Resolution, and the Trustee (i) having received an Opinion of Counsel pursuant to Sections 9.06, 12.04 and 12.05 of the Indenture stating that the conditions precedent provided for in the Indenture have been complied with and (ii) having received an Officers' Certificate of the Company pursuant to Sections 9.06,
12.04 and 12.05 of the Indenture certifying that the conditions precedent provided for in the Indenture have been complied with, are authorized to execute and deliver this Supplemental Indenture pursuant to Article 9 of the Indenture;

                  WHEREAS, all of the conditions and requirements necessary to make this Supplemental Indenture, when duly executed and delivered, a valid and binding agreement, enforceable in accordance with its terms (subject to becoming effective as provided in paragraph 3 below), have been performed and fulfilled;

                  NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company, the

                                       1            THIRD SUPPLEMENTAL INDENTURE

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Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

                  1. CAPITALIZED TERMS. Capitalized terms used herein without definitions will have the meanings assigned to them in the Indenture.

                  2. AMENDMENTS TO THE INDENTURE. Subject to Sections 3, 9 and 10 hereof, the Indenture is hereby amended as follows:

                  (i) All definitions set forth in Section 1.01 of the Indenture and all references throughout the Indenture that relate to defined terms used solely in covenants or sections deleted hereby, including references to section headings, are deleted in their entirety and the following provision is substituted in their place: "Intentionally omitted."

                  (ii)     The Section entitled "Mandatory Offers," set forth in
                           Section 3.08 of the Indenture, is deleted in its entirety and the following provision is substituted in its place: "Intentionally omitted."

                  (iii)    The covenant entitled "Reports," set forth in Section
                           4.02 of the Indenture, is deleted in its entirety and the following provision is substituted in its place:
                           "Intentionally omitted."

                  (iv) The covenant entitled "Compliance Certificate," set forth in Section 4.03 of the Indenture, is deleted in its entirety and the following provision is substituted in its place: "Intentionally omitted."

                  (v) The covenant entitled "Stay, Extension and Usury Laws," set forth in Section 4.04 of the Indenture, is deleted in its entirety and the following provision is substituted in its place: "Intentionally omitted."

                  (vi) The covenant entitled "Limitation on Restricted Payments," set forth in Section 4.05 of the Indenture, is deleted in its entirety and the following provision is substituted in its place:
                           "Intentionally omitted."

                  (vii) The covenant entitled "Corporate Existence," set forth in Section 4.06 of the Indenture, is deleted in its entirety and the following provision is substituted in its place: "Intentionally omitted."

                  (viii) The covenant entitled "Limitations on Additional Indebtedness," set forth in Section 4.07 of the Indenture, is deleted in its entirety and the following provision is substituted in its place:
                           "Intentionally omitted."

                  (ix) The covenant entitled "Limitation on the Issuance of Capital Stock of Restricted Subsidiaries," set forth in Section 4.08 of the Indenture, is

                                       2            THIRD SUPPLEMENTAL INDENTURE

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                           deleted in its entirety and the following provision
                           is substituted in its place: "Intentionally omitted."

                  (x) The covenant entitled "Limitations on Layering Debt," set forth in Section 4.09 of the Indenture, is deleted in its entirety and the following provision is substituted in its place: "Intentionally omitted."

                  (xi) The covenant entitled "Limitation on Transactions with Affiliates," set forth in Section 4.10 of the Indenture, is deleted in its entirety and the following provision is substituted in its place:
                           "Intentionally omitted."

                  (xii) The covenant entitled "Limitations on Liens," set forth in Section 4.11 of the Indenture, is deleted in its entirety and the following provision is substituted in its place: "Intentionally omitted."

                  (xiii)   The covenant entitled "Taxes," set forth in Section
                           4.12 of the Indenture, is deleted in its entirety and the following provision is substituted in its place:
                           "Intentionally omitted."

                  (xiv) The covenant entitled "Limitations on Restrictions on Distributions from Restricted Subsidiaries," set forth in Section 4.13 of the Indenture, is deleted in its entirety and the following provision is substituted in its place: "Intentionally omitted."

                  (xv) The covenant entitled "Change of Control," set forth in Section 4.15 of the Indenture, is deleted in it entirety and the following provision is substituted in its place: "Intentionally omitted."

                  (xvi) The covenant entitled "Limitations on Asset Sales," set forth in Section 4.16 of the Indenture, is deleted in its entirety and the following provision is substituted in its place: "Intentionally omitted."

                  (xvii) The covenant entitled "Additional Note Guarantees," set forth in Section 4.17 of the Indenture, is deleted in its entirety and the following provision is substituted in its place: "Intentionally omitted."

                  (xviii) Subsection (a) of the Section entitled "Limitation on Mergers and Certain Other Transactions," set forth in
                           Section 5.01 of the Indenture, is amended and restated in its entirety as follows: "(a) The Company will not, in a single transaction or a series of related transactions, (i) consolidate or merge with or into (other than a merger with a Wholly-Owned Restricted Subsidiary solely for the purpose of changing the Company's jurisdiction of incorporation to another State of the United States), or sell, lease, transfer, convey or otherwise dispose of or assign all or substantially all of the assets of the Company or the Company and its Subsidiaries (taken as a whole), or assign any of its obligations under the Notes and this Indenture, to any

                                       3            THIRD SUPPLEMENTAL INDENTURE

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                           Person or (ii) adopt a Plan of Liquidation unless, in
                           either case: (w) the Person formed by or surviving such consolidation or merger (if other than the Company) or to which such sale, lease, conveyance or other disposition or assignment shall be made (or, in the case of a Plan of Liquidation, any Person to which assets are transferred) (collectively, the "SUCCESSOR"), is a corporation organized and existing under the laws of any State of the United States of America or the District of Columbia, and the Successor assumes by supplemental indenture in a form satisfactory to the Trustee all of the obligations of the Company under the Notes and this Indenture; (x) immediately prior to and immediately after giving effect to such transaction and the assumption of the obligations as set forth in clause (w) above and the incurrence of any Indebtedness to be incurred in connection therewith, no Default or Event of Default shall have occurred and be continuing; and (y) each Subsidiary Guarantor, unless it is the other party to the transactions described above, shall have by amendment to its guarantee confirmed that its guarantee of the Notes shall apply to the obligations of the Company or the Successor under the Notes and this Indenture. For purposes of this covenant, any Indebtedness of the Successor which was not Indebtedness of the Company immediately prior to the transaction shall be deemed to have been incurred in connection with such transaction."

                  (xix) Subsections (a)(iii) through (a)(vi) of the Section entitled "Events of Default," set forth in Section
                           6.01 of the Indenture, are deleted in their entirety and the following provision is substituted in their place: "Sub-sections (iii)-(vi) intentionally omitted."

                  (xx) The Section entitled "Senior Subordinated Debt of Guarantor," set forth in Section 11.04 of the Indenture, is deleted in its entirety and the following provision is substituted in its place:
                           "Intentionally omitted."

                  3. EFFECTIVENESS AND OPERATIVENESS. This Supplemental Indenture will become effective upon the signing hereof and operative only upon the acceptance by the Company of, and payment for, Notes that are properly tendered and not withdrawn pursuant to the Offer to Purchase. If the Notes that are properly tendered and not withdrawn pursuant to the Offer to Purchase are not accepted for payment and are not paid, this Supplemental Indenture will not become operative and will forthwith cease to be effective. The restrictive covenants and other provisions affected by this Supplemental Indenture will be revived and reinstated as though this Supplemental Indenture had not been executed.

                  4. GOVERNING LAW. This Supplemental Indenture shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws provisions thereof.

                                       4            THIRD SUPPLEMENTAL INDENTURE

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                  5.       COUNTERPARTS. The parties may sign any number of
copies of this Supplemental Indenture. Each signed copy will be an original, but all of them together represent the same agreement.

                  6. EFFECT OF HEADINGS. The Section headings herein are for convenience only and will not affect the construction hereof.

                  7. DUTIES AND RESPONSIBILITIES OF TRUSTEE. The Trustee accepts the amendments of the Indenture effected by this Supplemental Indenture and agrees to execute the trust created by the Indenture as hereby amended, but only upon the terms and conditions set forth in the Indenture, including the terms and provisions defining and limiting the liabilities and responsibilities of the Trustee, which terms and provisions define and limit its liabilities and responsibilities in the performance of the trust created by the Indenture as hereby amended, and, without limiting the generality of the foregoing, the Trustee makes no representation as to (i) the proper authorization hereof by the Company and the Guarantors by corporate action or otherwise, (ii) the due execution hereof by the Company and the Guarantors or (iii) the validity, accuracy or sufficiency of this Supplemental Indenture. The recitals contained herein shall be taken as the statements of the Company and the Trustee assumes no responsibility for their correctness.

                  8. LEGEND. Pursuant to the Indenture, all Notes authenticated and delivered after the date hereof in exchange for or in lieu of any Notes theretofore issued will have imprinted or stamped thereon a legend in substantially the following form:

                  "The Indenture has been amended pursuant to a Third Supplemental Indenture dated as of July 22, 2003, copies of which are available from the Company or the Trustee."

                  9. CONFLICT OF PROVISIONS. If and to the extent that any provision of this Supplemental Indenture limits, qualifies or conflicts with another provision included in this Supplemental Indenture or in the Indenture that is required to be included in this Supplemental Indenture or the Indenture by any of the provisions of Sections 310 to 318, inclusive, of the Trust Indenture Act of 1939, as amended (the "TIA"), such required provision of the TIA will control.

                  10. RATIFICATION AND CONFIRMATION OF INDENTURE. Except as hereby expressly supplemented and amended, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect.

                         [Signatures begin on next page]

                                       5           THIRD SUPPLEMENTAL INDENTURE

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         IN WITNESS WHEREOF, the parties hereto have caused this Supplemental
Indenture to be duly executed and attested, all as of the date first above written.

           EAGLEPICHER INCORPORATED

           By: /s/ Thomas R. Pilholski
              _________________________________________________________
           Name:   Thomas R. Pilholski
                _______________________________________________________
           Title:  Sr. Vice President and CFO
                 ______________________________________________________


           DAISY PARTS, INC.

           By: /s/ Thomas R. Pilholski
              _________________________________________________________
           Name:   Thomas R. Pilholski
                _______________________________________________________
           Title:  Sr. Vice President and CFO
                 ______________________________________________________

           EAGLEPICHER DEVELOPMENT COMPANY, INC.

           By: /s/ Thomas R. Pilholski
              _________________________________________________________
           Name:   Thomas R. Pilholski
                _______________________________________________________
           Title:  Sr. Vice President and CFO
                 ______________________________________________________

           EAGLEPICHER HOLDINGS, INC.

           By: /s/ Thomas R. Pilholski
              _________________________________________________________
           Name:   Thomas R. Pilholski
                _______________________________________________________
           Title:  Sr. Vice President and CFO
                 ______________________________________________________


           EAGLEPICHER FAR EAST, INC.

           By: /s/ Thomas R. Pilholski
              _________________________________________________________
           Name:   Thomas R. Pilholski
                _______________________________________________________
           Title:  Sr. Vice President and CFO
                 ______________________________________________________


           EAGLEPICHER FILTRATION & MINERALS, INC.

           By: /s/ Thomas R. Pilholski
              _________________________________________________________
           Name:   Thomas R. Pilholski
                _______________________________________________________
           Title:  Sr. Vice President and CFO
                 ______________________________________________________


                                                    THIRD SUPPLEMENTAL INDENTURE

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           EAGLEPICHER TECHNOLOGIES, INC.

           By:    /s/ Bradley J. Waters
                  ________________________________________________________

           Name:  Bradley J. Waters
                  ________________________________________________________

           Title: Vice President and Chief Financial Officer
                  ________________________________________________________


           HILLSDALE TOOL & MANUFACTURING CO.

           By:    /s/ Thomas R. Pilholski
                  ________________________________________________________

           Name:  Thomas R. Pilholski
                  ________________________________________________________

           Title: Sr. Vice President and CFO
                  ________________________________________________________


           EPMR CORPORATION

           By:    /s/ Thomas R. Pilholski
                  ________________________________________________________

           Name:  Thomas R. Pilholski
                  ________________________________________________________

           Title: Sr. Vice President and CFO
                  ________________________________________________________


           CARPENTER ENTERPRISES LIMITED

           By:    /s/ Thomas R. Pilholski
                  ________________________________________________________

           Name:  Thomas R. Pilholski
                  ________________________________________________________

           Title: Sr. Vice President and CFO
                  ________________________________________________________


           THE BANK OF NEW YORK

           as Trustee

           By:    /s/ Paul J. Schmalzel
                  ________________________________________________________

           Name:  Paul J. Schmalzel
                  ________________________________________________________

           Title: Vice President
                  ________________________________________________________


                                                    THIRD SUPPLEMENTAL INDENTURE